Exhibit 99.1
Triumph Bancorp Reports First Quarter Net Income to Common Stockholders of $33.1 million
DALLAS – April 21, 2021 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph” or the “Company”) today announced earnings and operating results for the first quarter of 2021.
As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.
2021 First Quarter Highlights
•For the first quarter of 2021, net income to common shareholders was $33.1 million, and diluted earnings per share were $1.32.
•Net interest income was $83.0 million.
•Net interest margin was 6.06%. Yield on loans and the average cost of our total deposits were 7.24% and 0.28%, respectively.
•Non-interest income was $14.3 million, including a $4.7 million gain on indemnification asset related to the Transport Financial Solutions ("TFS") acquisition as described below.
•Non-interest expense was $60.9 million.
•Credit loss expense for the quarter ended March 31, 2021 was a benefit of $7.8 million. Components of our credit loss expense included:
◦A $9.5 million reduction in current expected losses in the loan portfolio and off balance sheet loan commitments primarily due to improvements in our macroeconomic forecasts.
◦$1.9 million expense due to net increases in specific reserves, including $2.9 million expense related to the TFS acquisition as discussed below.
•Net charge-offs were $41.3 million, or 0.85% of average loans, for the quarter including a fully reserved $41.3 million charge-off related to the TFS acquisition; $35.6 million of which was indemnified and reimbursed to us by Covenant Logistics Group, Inc. as discussed below.
•The total dollar value of invoices purchased by Triumph Business Capital was $2.492 billion with an average invoice size of $2,097. The transportation average invoice size for the quarter was $1,974.
•TriumphPay processed 2,529,673 invoices paying carriers a total of $2.302 billion.
•On March 31, 2021, we, through TriumphPay, a division of our wholly-owned subsidiary TBK Bank, SSB, entered into a definitive agreement to acquire HubTran, Inc., a cloud-based provider of automation software for the transportation industry's back-office, for $97 million in cash subject to customary purchase price adjustments and closing conditions. The acquisition is subject to customary closing conditions, including receipt of regulatory approval, and is expected to close in the second quarter of 2021.
Items related to our July 2020 acquisition of TFS
As disclosed on our SEC Forms 8-K filed on July 8, 2020 and September 23, 2020, we acquired the transportation factoring assets of TFS, a wholly owned subsidiary of Covenant Logistics Group, Inc. ("CVLG"), and subsequently amended the terms of that transaction. Developments related to that transaction impacted our operating results for the three months ended March 31, 2021 as follows:

•During the quarter, new adverse developments with the largest of the three Over-Formula Advance clients caused us to charge-off the entire $41.3 million net Over-Formula Advance amount due from that client. This net charge-off had no impact on credit loss expense for the three months ended March 31, 2021 as the entire amount had been reserved in a prior period. In accordance with the amended terms of the transaction, CVLG reimbursed us for $35.6 million of this charge-off by drawing on its secured line of credit which is reflected on our March 31, 2021 Consolidated Balance Sheet as a performing equipment loan held for investment.
•Given separate developments with the other two Over-Formula Advance clients, we reserved an additional $2.9 million reflected in credit loss expense during the three months ended March 31, 2021. At quarter end, our entire remaining over formula advance position was down from $62.1 million at December 31, 2020 to $10.6 million at March 31, 2021 and the $10.6 million balance at March 31, 2021 was fully reserved. The $2.9 million increase in required ACL as well as accretion of most of the fair value discount on the indemnification asset held at December 31, 2020 resulted in a $4.7 million gain on the indemnification asset which was recorded through non-interest income.
•The net pretax income impact of the adjustments to credit loss expense and indemnification asset associated with the three Over-Formula Advance clients was pretax income of $1.8 million.
At March 31, 2021, the carrying value of the acquired over-formula advances was $10.6 million, the total reserve on acquired over-formula advances was $10.6 million and the balance of our indemnification asset, the value of the payment that would be due to us from CVLG in the event that these over-advances are charged off, was $5.2 million.
As of March 31, 2021 we carried a separate $19.2 million receivable (the “Misdirected Payments”) payable by the United States Postal Service (“USPS”) arising from accounts factored to the largest over-formula advance carrier. This amount is separate from the acquired Over-Formula Advances. The amounts represented by this receivable were paid by the USPS directly to such customer in contravention of notices of assignment delivered to, and previously honored by, the USPS, which amount was then not remitted back to us by such customer as required. The USPS disputes their obligation to make such payment, citing purported deficiencies in the notices delivered to them. In addition to commencing litigation against such customer, we have also filed a declaratory judgment action in United States Federal District Court for the Southern District of Florida seeking a ruling that the USPS was obligated to make the payments represented by this receivable directly to us. Based on our legal analysis and discussions with our counsel advising us on this matter, we believe it is probable that we will prevail in such action and that the USPS will have the capacity to make payment on such receivable. Consequently, we have not reserved for such balance as of March 31, 2021. The full amount of such receivable is reflected in non-performing and past due factored receivables as of March 31, 2021 in accordance with our policy. As of March 31, 2021, the entire $19.2 million Misdirected Payments amount was greater than 90 days past due.
Balance Sheet
Total loans held for investment increased $87.7 million, or 1.8%, during the first quarter to $5.085 billion at March 31, 2021. Average loans held for investment for the quarter decreased $24.7 million, or 0.5%, to $4.834 billion. The commercial finance portfolio increased $146.4 million, or 7.8%, to $2.021 billion, the national lending portfolio decreased $30.5 million, or 2.5%, to $1.191 billion, and the community banking portfolio decreased $28.2 million, or 1.5%, to $1.873 billion during the quarter.
Total deposits were $4.790 billion at March 31, 2021, an increase of $73.1 million, or 1.5%, in the first quarter of 2021. Non-interest-bearing deposits accounted for 34% of total deposits and non-time deposits accounted for 72% of total deposits at March 31, 2021.
Asset Quality and Allowance for Credit Loss
Our nonperforming assets ratio at March 31, 2021 was 1.15%. Approximately 2 basis points of this ratio at March 31, 2021 consisted of $1.4 million of the acquired Over-Formula Advance portfolio which represents the portion that is not covered by CVLG's indemnification. An additional 38 basis points of this ratio at March 31, 2021 consisted of $19.2 million of the Misdirected Payments, as discussed above.
Our past-due loan ratio at March 31, 2021 was 1.96%. Approximately 21 basis points of this ratio at March 31, 2021 consisted of $10.6 million of past due factored receivables related to the Over-Formula Advance portfolio. An additional 38 basis points of this ratio at March 31, 2021 consisted of the $19.2 million of Misdirected Payments, as discussed above.

We recorded total net charge-offs of $41.3 million, or 0.85% of average loans, for the quarter ended March 31, 2021. Net charge-offs were impacted by items related to our TFS acquisition, as discussed above.
Our ACL as a percentage of loans held for investment decreased 98 basis points during the quarter to 0.94% at March 31, 2021. In addition to the impact of an improved macroeconomic forecast, this decrease reflects a $41.3 million charge-off during the period related to the TFS acquisition as discussed above. The recorded reserves on the over-formula advance portfolio acquired from TFS constitute 21 basis points of the ACL ratio at March 31, 2021.
CARES Act and Paycheck Protection Program
As of March 31, 2021, our balance sheet reflected deferrals on outstanding loan balances of $85.3 million to assist customers impacted by COVID-19. Modifications related to the COVID-19 pandemic and qualifying under the provisions of Section 4013 of the CARES Act are not considered troubled debt restructurings. As of March 31, 2021, these deferred balances carried accrued interest of $0.5 million.
During the three months ended March 31, 2021, we originated $83.5 million of PPP loans. As of March 31, 2021, we carried 2,670 PPP loans representing a balance of $237.3 million classified as commercial loans. We recognized $1.1 million in fees from the SBA on PPP loans during the three months ended March 31, 2021 and carry $6.6 million of deferred fees on PPP loans at quarter end. The remaining fees will be amortized over the respective lives of the loans.
Conference Call Information
Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Thursday, April 22, 2021. Todd Ritterbusch, Chief Lending Officer, and Geoff Brenner, Triumph Business Capital CEO, will also be available for questions.
To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk210422.html. An archive of this conference call will subsequently be available at this same location on the Company’s website.
About Triumph
Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking, national lending, and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com
Forward-Looking Statements
This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses, including our pending acquisition of HubTran Inc. and developments related to our acquisition of Transport Financial Solutions and the related over-formula advances, and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.
While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2021.
Non-GAAP Financial Measures
This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor our operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Financial Highlights:
Total assets	$6,099,628	$5,935,791	$5,836,787	$5,617,493	$5,353,729
Loans held for investment	$5,084,512	$4,996,776	$4,852,911	$4,393,311	$4,320,548
Deposits	$4,789,665	$4,716,600	$4,248,101	$4,062,332	$3,682,015
Net income available to common stockholders	$33,122	$31,328	$22,005	$13,440	$(4,450)

Performance Ratios - Annualized:
Return on average assets	2.29%	2.21%	1.65%	0.99%	(0.36%)
Return on average total equity	18.42%	17.73%	13.24%	8.86%	(2.85%)
Return on average common equity	19.14%	18.44%	13.61%	8.94%	(2.85%)
Return on average tangible common equity (1)	26.19%	25.70%	19.43%	12.96%	(4.09%)
Yield on loans(2)	7.24%	7.20%	7.05%	6.52%	7.22%
Cost of interest bearing deposits	0.41%	0.54%	0.79%	1.08%	1.34%
Cost of total deposits	0.28%	0.38%	0.56%	0.79%	1.05%
Cost of total funds	0.42%	0.51%	0.67%	0.85%	1.23%
Net interest margin(2)	6.06%	6.20%	5.83%	5.11%	5.63%
Net non-interest expense to average assets	3.14%	2.54%	3.23%	2.40%	3.88%
Adjusted net non-interest expense to average assets (1)	3.14%	2.54%	3.17%	3.11%	3.88%
Efficiency ratio	62.57%	55.95%	65.15%	62.56%	78.24%
Adjusted efficiency ratio (1)	62.57%	55.95%	64.18%	70.75%	78.24%

Asset Quality:(3)
Past due to total loans	1.96%	3.22%	2.40%	1.50%	1.99%
Non-performing loans to total loans	1.17%	1.16%	1.17%	1.27%	1.26%
Non-performing assets to total assets	1.15%	1.15%	1.52%	1.20%	1.09%
ACL to non-performing loans	80.87%	164.98%	159.67%	97.66%	82.37%
ACL to total loans	0.94%	1.92%	1.88%	1.24%	1.04%
Net charge-offs to average loans	0.85%	0.03%	0.02%	0.02%	0.04%

Capital:
Tier 1 capital to average assets(4)	10.89%	10.80%	10.75%	9.98%	9.62%
Tier 1 capital to risk-weighted assets(4)	11.28%	10.60%	10.32%	10.57%	9.03%
Common equity tier 1 capital to risk-weighted assets(4)	9.72%	9.05%	8.72%	8.84%	8.24%
Total capital to risk-weighted assets	13.58%	13.03%	12.94%	13.44%	11.63%
Total equity to total assets	12.53%	12.24%	11.89%	11.69%	11.01%
Tangible common stockholders' equity to tangible assets(1)	8.98%	8.56%	8.09%	7.84%	7.77%

Per Share Amounts:
Book value per share	$28.90	$27.42	$26.11	$25.28	$24.45
Tangible book value per share (1)	$21.34	$19.78	$18.38	$17.59	$16.64
Basic earnings (loss) per common share	$1.34	$1.27	$0.89	$0.56	$(0.18)
Diluted earnings (loss) per common share	$1.32	$1.25	$0.89	$0.56	$(0.18)
Adjusted diluted earnings per common share(1)	$1.32	$1.25	$0.91	$0.25	$(0.18)
Shares outstanding end of period	24,882,929	24,868,218	24,851,601	24,202,686	24,101,120

Unaudited consolidated balance sheet as of:

(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
ASSETS
Total cash and cash equivalents	$380,811	$314,393	$288,278	$437,064	$208,414
Securities - available for sale	205,330	224,310	242,802	331,126	302,122
Securities - held to maturity, net	5,828	5,919	6,096	6,285	8,217
Equity securities	5,826	5,826	6,040	6,411	5,678
Loans held for sale	22,663	24,546	36,716	50,382	4,431
Loans held for investment	5,084,512	4,996,776	4,852,911	4,393,311	4,320,548
Allowance for credit losses	(48,024)	(95,739)	(90,995)	(54,613)	(44,732)
Loans, net	5,036,488	4,901,037	4,761,916	4,338,698	4,275,816
Assets held for sale	—	—	—	—	97,895
FHLB and other restricted stock	9,807	6,751	18,464	26,345	37,080
Premises and equipment, net	105,390	103,404	105,455	107,736	98,363
Other real estate owned ("OREO"), net	1,421	1,432	1,704	1,962	2,540
Goodwill and intangible assets, net	188,006	189,922	192,041	186,162	188,208
Bank-owned life insurance	41,805	41,608	41,440	41,298	41,122
Deferred tax asset, net	1,260	6,427	7,716	8,544	9,457
Indemnification asset	5,246	36,225	31,218	—	—
Other assets	89,747	73,991	96,901	75,480	74,386
Total assets	$6,099,628	$5,935,791	$5,836,787	$5,617,493	$5,353,729
LIABILITIES
Non-interest bearing deposits	$1,637,653	$1,352,785	$1,315,900	$1,120,949	$846,412
Interest bearing deposits	3,152,012	3,363,815	2,932,201	2,941,383	2,835,603
Total deposits	4,789,665	4,716,600	4,248,101	4,062,332	3,682,015
Customer repurchase agreements	2,668	3,099	14,192	6,732	3,693
Federal Home Loan Bank advances	180,000	105,000	435,000	455,000	850,000
Payment Protection Program Liquidity Facility	158,796	191,860	223,713	223,809	—
Subordinated notes	87,564	87,509	87,455	87,402	87,347
Junior subordinated debentures	40,201	40,072	39,944	39,816	39,689
Other liabilities	76,730	64,870	94,540	85,531	101,638
Total liabilities	5,335,624	5,209,010	5,142,945	4,960,622	4,764,382
EQUITY
Preferred Stock	45,000	45,000	45,000	45,000	—
Common stock	280	280	279	273	272
Additional paid-in-capital	490,699	489,151	488,094	472,795	474,441
Treasury stock, at cost	(103,059)	(103,052)	(102,942)	(102,888)	(102,677)
Retained earnings	322,705	289,583	258,254	236,249	222,809
Accumulated other comprehensive income (loss)	8,379	5,819	5,157	5,442	(5,498)
Total stockholders' equity	764,004	726,781	693,842	656,871	589,347
Total liabilities and equity	$6,099,628	$5,935,791	$5,836,787	$5,617,493	$5,353,729

Unaudited consolidated statement of income:

	For the Three Months Ended
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest income:
Loans, including fees	$48,706	$50,723	$48,774	$50,394	$48,323
Factored receivables, including fees	37,795	37,573	31,468	21,101	24,292
Securities	1,650	1,519	1,927	2,676	2,107
FHLB and other restricted stock	76	56	122	148	204
Cash deposits	126	68	73	79	488
Total interest income	88,353	89,939	82,364	74,398	75,414
Interest expense:
Deposits	3,372	4,308	5,834	7,584	9,677
Subordinated notes	1,349	1,347	1,348	1,321	1,347
Junior subordinated debentures	442	452	462	554	646
Other borrowings	170	234	341	688	1,244
Total interest expense	5,333	6,341	7,985	10,147	12,914
Net interest income	83,020	83,598	74,379	64,251	62,500
Credit loss expense (benefit)	(7,845)	4,680	(258)	13,609	20,298
Net interest income after credit loss expense (benefit)	90,865	78,918	74,637	50,642	42,202
Non-interest income:
Service charges on deposits	1,787	1,643	1,470	573	1,588
Card income	1,972	1,949	2,091	1,941	1,800
Net OREO gains (losses) and valuation adjustments	(80)	(217)	(41)	(101)	(257)
Net gains (losses) on sale of securities	—	16	3,109	63	38
Fee income	2,249	1,615	1,402	1,304	1,686
Insurance commissions	1,486	1,327	990	864	1,051
Gain on sale of subsidiary	—	—	—	9,758	—
Other	6,877	16,053	1,472	5,627	1,571
Total non-interest income	14,291	22,386	10,493	20,029	7,477
Non-interest expense:
Salaries and employee benefits	35,980	33,798	31,651	30,804	30,722
Occupancy, furniture and equipment	5,779	7,046	5,574	4,964	5,182
FDIC insurance and other regulatory assessments	977	350	360	495	315
Professional fees	2,545	2,326	3,265	1,651	2,107
Amortization of intangible assets	1,975	2,065	2,141	2,046	2,078
Advertising and promotion	890	1,170	1,105	1,151	1,292
Communications and technology	5,900	5,639	5,569	5,444	5,501
Other	6,846	6,904	5,632	6,171	7,556
Total non-interest expense	60,892	59,298	55,297	52,726	54,753
Net income (loss) before income tax	44,264	42,006	29,833	17,945	(5,074)
Income tax expense (benefit)	10,341	9,876	6,929	4,505	(624)
Net income (loss)	$33,923	$32,130	$22,904	$13,440	$(4,450)
Dividends on preferred stock	(801)	(802)	(899)	—	—
Net income available to common stockholders	$33,122	$31,328	$22,005	$13,440	$(4,450)

Earnings per share:

	For the Three Months Ended
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Basic
Net income (loss) to common stockholders	$33,122	$31,328	$22,005	$13,440	$(4,450)
Weighted average common shares outstanding	24,675,109	24,653,099	24,592,092	23,987,049	24,314,329
Basic earnings (loss) per common share	$1.34	$1.27	$0.89	$0.56	$(0.18)

Diluted
Net income (loss) to common stockholders - diluted	$33,122	$31,328	$22,005	$13,440	$(4,450)
Weighted average common shares outstanding	24,675,109	24,653,099	24,592,092	23,987,049	24,314,329
Dilutive effects of:
Assumed exercises of stock options	130,016	101,664	48,102	38,627	—
Restricted stock awards	169,514	136,239	67,907	37,751	—
Restricted stock units	66,714	50,156	18,192	4,689	—
Performance stock units - market based	128,167	112,228	76,095	6,326	—
Performance stock units - performance based	—	—	—	—	—
Employee stock purchase plan	1,418	—	—	—	—
Weighted average shares outstanding - diluted	25,170,938	25,053,386	24,802,388	24,074,442	24,314,329
Diluted earnings (loss) per common share	$1.32	$1.25	$0.89	$0.56	$(0.18)
Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Stock options	—	—	98,513	148,528	225,055
Restricted stock awards	—	—	—	109,834	147,748
Restricted stock units	—	—	—	38,801	55,228
Performance stock units - market based	—	—	—	76,461	67,707
Performance stock units - performance based	256,625	256,625	261,125	262,625	254,000
Employee stock purchase plan	—	—	—	—	—

Loans held for investment summarized as of:

(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Commercial real estate	$784,110	$779,158	$762,531	$910,261	$985,757
Construction, land development, land	223,841	219,647	244,512	213,617	198,050
1-4 family residential properties	142,859	157,147	164,785	168,707	169,703
Farmland	97,835	103,685	110,966	125,259	133,579
Commercial	1,581,125	1,562,957	1,536,903	1,518,656	1,412,822
Factored receivables	1,208,718	1,120,770	1,016,337	561,576	661,100
Consumer	14,332	15,838	17,106	18,450	20,326
Mortgage warehouse	1,031,692	1,037,574	999,771	876,785	739,211
Total loans	$5,084,512	$4,996,776	$4,852,911	$4,393,311	$4,320,548
Our total loans held for investment portfolio consists of traditional community bank loans as well as commercial finance product lines focused on businesses that require specialized financial solutions and national lending product lines that further diversify our lending operations.
Commercial finance loans are further summarized below:

(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Commercial - Equipment	$623,248	$573,163	$509,849	$487,145	$479,483
Commercial - Asset-based lending	188,825	180,488	160,711	176,235	245,001
Factored receivables	1,208,718	1,120,770	1,016,337	561,576	661,100
Commercial finance	$2,020,791	$1,874,421	$1,686,897	$1,224,956	$1,385,584

Commercial finance % of total loans	40%	38%	35%	28%	32%
National lending loans are further summarized below:

(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Mortgage warehouse	$1,031,692	$1,037,574	$999,771	$876,785	$739,211
Commercial - Liquid credit	159,436	184,027	188,034	192,118	172,380
National lending	$1,191,128	$1,221,601	$1,187,805	$1,068,903	$911,591

National lending % of total loans	23%	24%	24%	24%	21%

Additional information pertaining to our loan portfolio, including loans held for investment and loans held for sale, summarized for the quarters ended:

(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Average community banking	$1,843,002	$1,963,435	$2,047,059	$2,111,615	$2,041,256
Average commercial finance	1,899,264	1,798,550	1,480,593	1,259,584	1,292,749
Average national lending	1,106,010	1,114,822	998,411	1,038,476	711,837
Average total loans	$4,848,276	$4,876,807	$4,526,063	$4,409,675	$4,045,842
Community banking yield	4.90%	5.46%	5.05%	5.23%	5.67%
Commercial finance yield	10.81%	10.74%	11.23%	10.21%	11.00%
National lending yield	5.00%	4.58%	4.98%	4.67%	4.80%
Total loan yield	7.24%	7.20%	7.05%	6.52%	7.22%
Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Factored receivable period end balance	$1,118,972,000	$1,036,369,000	$948,987,000	$528,379,000	$641,366,000
Yield on average receivable balance	13.85%	13.81%	15.65%	15.48%	16.13%
Current quarter charge-off rate(1)	3.95%	0.02%	0.09%	0.16%	0.23%
Factored receivables - transportation concentration	90%	89%	88%	85%	80%

Interest income, including fees	$35,824,000	$35,439,000	$30,068,000	$20,387,000	$23,497,000
Non-interest income(2)	1,757,000	1,358,000	1,157,000	1,072,000	1,296,000
Factored receivable total revenue	37,581,000	36,797,000	31,225,000	21,459,000	24,793,000
Average net funds employed	936,528,000	924,899,000	694,170,000	477,112,000	537,138,000
Yield on average net funds employed	16.27%	15.83%	17.89%	18.09%	18.56%

Accounts receivable purchased	$2,492,468,000	$2,461,249,000	$1,984,490,000	$1,238,465,000	$1,450,618,000
Number of invoices purchased	1,188,678	1,189,271	1,027,839	812,902	878,767
Average invoice size	$2,097	$2,070	$1,931	$1,524	$1,651
Average invoice size - transportation	$1,974	$1,943	$1,787	$1,378	$1,481
Average invoice size - non-transportation	$4,775	$5,091	$5,181	$4,486	$4,061
(1)March 31, 2021 includes a $41.3 million charge-off related to the TFS acquisition, which contributed approximately 3.94% to the net charge-off rate for the quarter.
(2)Total factoring segment non-interest income was $6.4 million, $15.5 million, and $3.2 million for the three months ended March 31, 2021, December 31, 2020 and September 30, 2020.
March 31, 2021 non-interest income used to calculate yield on average net funds employed excludes a $4.7 million gain on our indemnification asset.
December 31, 2020 non-interest income used to calculate yield on average net funds employed excludes a gain of $8.9 million related to CVLG’s delivery of proceeds resulting from the liquidation of its acquired stock and a $5.3 million gain on our indemnification asset.
September 30, 2020 non-interest income used to calculate yield on average net funds employed excludes a $2.0 million gain recognized on the increased value of the receivable due from CVLG resulting from the amended TFS acquisition agreement.

Deposits summarized as of:

(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Non-interest bearing demand	$1,637,653	$1,352,785	$1,315,900	$1,120,949	$846,412
Interest bearing demand	729,364	688,680	634,272	648,309	583,445
Individual retirement accounts	89,748	92,584	94,933	97,388	101,743
Money market	402,070	393,325	384,476	397,914	412,376
Savings	464,035	421,488	405,954	391,624	367,163
Certificates of deposit	740,694	790,844	857,514	937,766	1,056,012
Brokered time deposits	516,006	516,786	344,986	258,378	314,864
Other brokered deposits	210,095	460,108	210,066	210,004	—
Total deposits	$4,789,665	$4,716,600	$4,248,101	$4,062,332	$3,682,015

Net interest margin summarized for the three months ended:

	March 31, 2021			December 31, 2020
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Interest earning cash balances	$478,275	$126	0.11%	$230,893	$68	0.12%
Taxable securities	189,407	1,428	3.06%	202,867	1,283	2.52%
Tax-exempt securities	34,717	222	2.59%	37,070	236	2.53%
FHLB and other restricted stock	8,511	76	3.62%	15,759	56	1.41%
Loans	4,848,275	86,501	7.24%	4,876,807	88,296	7.20%
Total interest earning assets	$5,559,185	$88,353	6.45%	$5,363,396	$89,939	6.67%
Non-interest earning assets:
Other assets	454,483			425,153
Total assets	$6,013,668			$5,788,549
Interest bearing liabilities:
Deposits:
Interest bearing demand	$701,759	$384	0.22%	$662,458	$235	0.14%
Individual retirement accounts	91,074	186	0.83%	94,328	250	1.05%
Money market	398,015	229	0.23%	395,900	257	0.26%
Savings	446,322	167	0.15%	413,214	157	0.15%
Certificates of deposit	765,244	1,955	1.04%	814,954	2,633	1.29%
Brokered time deposits	167,881	179	0.43%	221,346	528	0.95%
Other brokered deposits	803,009	272	0.14%	560,805	248	0.18%
Total interest bearing deposits	3,373,304	3,372	0.41%	3,163,005	4,308	0.54%
Federal Home Loan Bank advances	35,833	24	0.27%	80,217	43	0.21%
Subordinated notes	87,532	1,349	6.25%	87,476	1,347	6.13%
Junior subordinated debentures	40,125	442	4.47%	39,996	452	4.50%
Other borrowings	171,902	146	0.34%	223,501	191	0.34%
Total interest bearing liabilities	$3,708,696	$5,333	0.58%	$3,594,195	$6,341	0.70%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	1,494,001			1,392,389
Other liabilities	64,122			81,073
Total equity	746,849			720,892
Total liabilities and equity	$6,013,668			$5,788,549
Net interest income		$83,020			$83,598
Interest spread			5.87%			5.97%
Net interest margin			6.06%			6.20%
Loan balance totals include respective nonaccrual assets.
Net interest spread is the yield on average interest earning assets less the rate on interest bearing liabilities.
Net interest margin is the ratio of net interest income to average interest earning assets.
Average rates have been annualized.

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended
(Dollars in thousands, except per share amounts)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net income available to common stockholders	$33,122	$31,328	$22,005	$13,440	$(4,450)
Transaction costs	—	—	827	—	—
Gain on sale of subsidiary or division	—	—	—	(9,758)	—
Tax effect of adjustments	—	—	(197)	2,451	—
Adjusted net income available to common stockholders - diluted	$33,122	$31,328	$22,635	$6,133	$(4,450)

Weighted average shares outstanding - diluted	25,170,938	25,053,386	24,802,388	24,074,442	24,314,329
Adjusted diluted earnings per common share	$1.32	$1.25	$0.91	$0.25	$(0.18)

Average total stockholders' equity	$746,849	$720,892	$688,327	$610,258	$627,369
Average preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	(5,934)	—
Average total common stockholders' equity	701,849	675,892	643,327	604,324	627,369
Average goodwill and other intangibles	(188,980)	(191,017)	(192,682)	(187,255)	(189,359)
Average tangible common stockholders' equity	$512,869	$484,875	$450,645	$417,069	$438,010

Net income available to common stockholders	$33,122	$31,328	$22,005	$13,440	$(4,450)
Average tangible common equity	512,869	484,875	450,645	417,069	438,010
Return on average tangible common equity	26.19%	25.70%	19.43%	12.96%	(4.09%)

Net interest income	$83,020	$83,598	$74,379	$64,251	$62,500
Non-interest income	14,291	22,386	10,493	20,029	7,477
Operating revenue	97,311	105,984	84,872	84,280	69,977
Gain on sale of subsidiary or division	—	—	—	(9,758)	—
Adjusted operating revenue	$97,311	$105,984	$84,872	$74,522	$69,977
Non-interest expenses	$60,892	$59,298	$55,297	$52,726	$54,753
Transaction costs	—	—	(827)	—	—
Adjusted non-interest expenses	$60,892	$59,298	$54,470	$52,726	$54,753
Adjusted efficiency ratio	62.57%	55.95%	64.18%	70.75%	78.24%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$60,892	$59,298	$55,297	$52,726	$54,753
Transaction costs	—	—	(827)	—	—
Adjusted non-interest expenses	$60,892	$59,298	$54,470	$52,726	$54,753
Total non-interest income	$14,291	$22,386	$10,493	$20,029	$7,477
Gain on sale of subsidiary or division	—	—	—	(9,758)	—
Adjusted non-interest income	$14,291	$22,386	$10,493	$10,271	$7,477
Adjusted net non-interest expenses	$46,601	$36,912	$43,977	$42,455	$47,276
Average total assets	$6,013,668	$5,788,549	$5,518,708	$5,487,072	$4,906,547
Adjusted net non-interest expense to average assets ratio	3.14%	2.54%	3.17%	3.11%	3.88%

Total stockholders' equity	$764,004	$726,781	$693,842	$656,871	$589,347
Preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	(45,000)	—
Total common stockholders' equity	719,004	681,781	648,842	611,871	589,347
Goodwill and other intangibles	(188,006)	(189,922)	(192,041)	(186,162)	(188,208)
Tangible common stockholders' equity	$530,998	$491,859	$456,801	$425,709	$401,139
Common shares outstanding	24,882,929	24,868,218	24,851,601	24,202,686	24,101,120
Tangible book value per share	$21.34	$19.78	$18.38	$17.59	$16.64

Total assets at end of period	$6,099,628	$5,935,791	$5,836,787	$5,617,493	$5,353,729

Goodwill and other intangibles	(188,006)	(189,922)	(192,041)	(186,162)	(188,208)
Tangible assets at period end	$5,911,622	$5,745,869	$5,644,746	$5,431,331	$5,165,521
Tangible common stockholders' equity ratio	8.98%	8.56%	8.09%	7.84%	7.77%
1)Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance. The non-GAAP measures used by Triumph include the following:
•“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding. Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business. Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.
•"Tangible common stockholders' equity" is defined as common stockholders' equity less goodwill and other intangible assets.
•"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.
•"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.
•"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.
•"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. This metric is used by our management to better assess our operating efficiency.
2)Performance ratios include discount accretion on purchased loans for the periods presented as follows:

	For the Three Months Ended
(Dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Loan discount accretion	$3,501	$2,334	$4,104	$2,139	$2,134
3)Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
4)Current quarter ratios are preliminary.
Source: Triumph Bancorp, Inc.
###

Investor Relations:
Luke Wyse
Senior Vice President, Finance & Investor Relations
lwyse@tbkbank.com
214-365-6936
Media Contact:
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tbkbank.com
214-365-6930